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                                                                   EXHIBIT 10.33



                             SECURED PROMISSORY NOTE


$__________________                                             __________, 200_


     FOR VALUE RECEIVED, ______________ (the "Maker"), promises to pay to Unisphere Networks, Inc., a Delaware corporation (the "Company"), or order, at its principal executive offices, the principal sum of ______________ Dollars ($__________), together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of ____% per annum, compounded annually, until paid in full. Principal on this Note shall be paid in full on January 1, 2003.

     Accrued interest shall be paid by the undersigned semi-annually on July 1 and January 1 of each year, commencing on July 1, 2001. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

     Notwithstanding the foregoing, payment of this Note shall be required in full, together with interest on the unpaid principal balance hereof at the rate of ____% per annum, upon the date of the Maker's termination of employment with the Company, regardless of whether such termination is voluntary or involuntary, with or without cause or reason, if such termination of employment occurs prior to December 1, 2002.

     Payment of this Note is secured by a security interest in shares of Common Stock of the Company acquired by the Maker with the proceeds of the Note, pursuant to a pledge agreement of even date herewith between the Maker and the Company (the "Pledge Agreement").

     The Company shall have (i) full recourse against the Pledged Collateral under the Pledge Agreement in connection with the repayment of the principal of the Note and accrued interest thereon, (ii) recourse up to the Recourse Amount (as hereinafter defined) against any other personal assets of the Maker and
(iii) recourse up to the Recourse Amount against any compensation or other amounts due the Maker resulting from his/her employment by the Company, and a right to immediate set off against such compensation or other amounts to the full extent permitted by law. The Recourse Amount as of any time shall mean the sum of (i) 100% of the principal amount hereof and (ii) the full amount of accrued interest under this Note.

     The Maker may prepay on the 1st calendar day (or if banks in the State of New York or the Commonwealth of Massachusetts are authorized by law to remain closed, then on the next day such banks shall be open for business) of September, December, March and June of each calendar year, in whole or in part, without premium or penalty, any of the principal balance hereof or accrued interest thereon; provided that such prepayment is at least equal to 25% of the outstanding Principal due under this Note.

     This Note shall become immediately due and payable without notice or demand upon the
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occurrence at any time of any of the following events of default (individually,
"an Event of Default" and collectively, "Events of Default"):

     1. default in the payment when due of any principal or interest under this Note;

     2.   the occurrence of any Event of Default under the Pledge Agreement;

     3. the institution by or against the Maker of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker of a composition or an assignment or trust mortgage for the benefit of creditors; or

     4. the Maker violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Maker and the Company.

     Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded a secured creditor by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     Maker agrees to pay on demand all costs of collection, including, but not limited to, reasonable attorney's fees, incurred by the holder in connection with any action taken to enforce the terms of this Note.

     No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind.

     If any amounts under this Note become due and payable on a Saturday or Sunday or a day on which banks in the State of New York or the Commonwealth of Massachusetts are authorized by law to remain closed, such amounts shall be paid on the next succeeding day that such banks shall be open for business.

     Payments of principal and interest shall be made to the holder hereof, or its designee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the offices of Unisphere Networks, Inc., One Executive Drive, Chelmsford, Massachusetts 01824.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal. The Maker hereby submits to the jurisdiction of the United States District Court for the District of Massachusetts and of any Massachusetts state court, with respect to any action, suit or proceeding brought

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against it arising out of or relating to this Note and the transactions contemplated hereby. The Maker hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.



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                                              Signature

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                                              Print Name







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